SCHEDULE 1

AVAILABLE SECURITIES

Amended April 29, 2020

Fund Family	Fund Name
Thrivent Mutual Funds	Thrivent Aggressive Allocation Fund
Thrivent Mutual Funds	Thrivent Balanced Income Plus Fund
Thrivent Mutual Funds	Thrivent Diversified Income Plus Fund
Thrivent Mutual Funds	Thrivent Global Stock Fund
Thrivent Mutual Funds	Thrivent Government Bond Fund
Thrivent Mutual Funds	Thrivent High Yield Fund
Thrivent Mutual Funds	Thrivent Income Fund
Thrivent Mutual Funds	Thrivent International Allocation Fund
Thrivent Mutual Funds	Thrivent Large Cap Growth Fund
Thrivent Mutual Funds	Thrivent Large Cap Value Fund
Thrivent Mutual Funds	Thrivent Limited Maturity Bond Fund
Thrivent Mutual Funds	Thrivent Low Volatility Equity Fund
Thrivent Mutual Funds	Thrivent Mid Cap Growth Fund
Thrivent Mutual Funds	Thrivent Mid Cap Stock Fund
Thrivent Mutual Funds	Thrivent Mid Cap Value Fund
Thrivent Mutual Funds	Thrivent Moderate Allocation Fund
Thrivent Mutual Funds	Thrivent Moderately Aggressive Allocation Fund
Thrivent Mutual Funds	Thrivent Moderately Conservative Allocation Fund
Thrivent Mutual Funds	Thrivent Multidimensional Income Fund
Thrivent Mutual Funds	Thrivent Opportunity Income Plus Fund
Thrivent Mutual Funds	Thrivent Small Cap Growth Fund
Thrivent Mutual Funds	Thrivent Small Cap Stock Fund
Thrivent Series Fund, Inc.	Thrivent Aggressive Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent All Cap Portfolio
Thrivent Series Fund, Inc.	Thrivent Balanced Income Plus Portfolio
Thrivent Series Fund, Inc.	Thrivent Diversified Income Plus Portfolio
Thrivent Series Fund, Inc.	Thrivent ESG Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Global Stock Portfolio
Thrivent Series Fund, Inc.	Thrivent Government Bond Portfolio
Thrivent Series Fund, Inc.	Thrivent High Yield Portfolio
Thrivent Series Fund, Inc.	Thrivent Income Portfolio
Thrivent Series Fund, Inc.	Thrivent International Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent International Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Large Cap Growth Portfolio

Thrivent Series Fund, Inc.	Thrivent Large Cap Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Large Cap Value Portfolio
Thrivent Series Fund, Inc.	Thrivent Limited Maturity Bond Portfolio
Thrivent Series Fund, Inc.	Thrivent Low Volatility Equity Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Growth Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Stock Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Value Portfolio
Thrivent Series Fund, Inc.	Thrivent Moderate Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Moderately Aggressive Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Moderately Conservative Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Multidimensional Income Portfolio
Thrivent Series Fund, Inc.	Thrivent Opportunity Income Plus Portfolio
Thrivent Series Fund, Inc.	Thrivent Partner Emerging Markets Equity Portfolio
Thrivent Series Fund, Inc.	Thrivent Partner Growth Stock Portfolio
Thrivent Series Fund, Inc.	Thrivent Partner Healthcare Portfolio
Thrivent Series Fund, Inc.	Thrivent Real Estate Securities Portfolio
Thrivent Series Fund, Inc.	Thrivent Small Cap Growth Portfolio
Thrivent Series Fund, Inc.	Thrivent Small Cap Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Small Cap Stock Portfolio
Thrivent Core Funds	Thrivent Core Emerging Markets Debt Fund
Thrivent Core Funds	Thrivent Core International Equity Fund
Thrivent Core Funds	Thrivent Core Low Volatility Fund

Each registered investment company or series thereof set forth on Exhibit A, as amended, severally and not jointly

By	/s/ Michael Kremenak
Name: Michael Kremenak
Title: Secretary and Chief Legal Officer

GOLDMAN SACHS BANK USA

By	/s/ Christel Carroll
Name: Christel Carroll
Title: Vice President